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                                                                  EXHIBIT 10.18

                           MERCHANT SERVICES AGREEMENT

This Agreement made as of the 27th day of April 2002 between Global Payments Direct, Inc. (hereinafter referred to as "Global") with principal offices located at Four Corporate Square, Atlanta, GA 30329-2009 and Online Data Corp. (hereinafter referred to as "ISO") with principal offices located at 2 Westbrook Corporate Center, Suite 200, Westchester, Illinois, 60154.

In consideration of the mutual promises hereinafter set forth, the parties hereby agree as follows:

A.    MERCHANTS

      ISO will market Global's merchant processing services to merchants. Global will provide ISO with the Global credit policies and ISO agrees to use its best efforts not to accept any merchant application which does not meet Global's credit criteria ISO will prescreen all potential merchants and submit to Global a complete application package containing the findings in the pre-screening process. Global will use reasonable efforts to accept or decline any such merchant within two business days of receipt of a completed application by Global's credit department. Global may refuse to accept any such merchant and such decision shall be at the sole discretion of Global. A referred merchant shall be considered accepted when (1) it has been approved by Global, and (2) it has a fully executed merchant agreement (the "Merchant Agreement") between the merchant, Global, and a member of MasterCard and Visa (if required by the applicable card association network). Any such accepted merchant shall hereinafter be referred to as a Merchant.

B.    SERVICES

      1. Credit Review. Global will provide on-going credit review for all Merchants. Upon request from Global, ISO will reasonably assist Global in obtaining and providing updated financial information from any Merchant.

      2. Collections. Global will make reasonable attempts at collecting any amount owed by a Merchant under its Merchant Agreement but ISO will reasonably assist Global, as requested, in such collection efforts. Subsequent to Global's receipt of payment from ISO, as set forth herein, of any amount due to Global from a Merchant under a Merchant Agreement, Global will promptly assign to ISO the account receivable resulting from the unpaid obligation of the Merchant, allowing ISO to assume the collection efforts associated with the unpaid Merchant obligation.



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      3.    (a) Chargebacks and Credit Losses. Global agrees to use reasonable efforts to process retrieval requests and chargebacks relating to Merchants in an expeditious manner. ISO shall bear any and all losses, costs, or expenses, including reasonable outside attorney's fees, arising from or related to all chargebacks and credit losses in respect of any Merchant Agreement, including the principal amount of all chargebacks and credit losses. An amount equal to ISO's liability for the chargebacks, credit losses, costs and expenses referenced above will be deducted by Global each month from the Reserve Account identified below in Section 3(b), and/or from ISO's monthly payment due from Global hereunder and defined as Compensation in Section D below. If the ISO's liability for such losses cannot be satisfied each month through deductions from the Reserve Account and/or from ISO's Compensation due from Global hereunder, ISO will promptly pay the entire amount or any balance due for the applicable month to Global within ten (10) business days of Global's request for such payment. This Section shall survive termination of this Agreement.

            (b) Reserve Account & Compensation Deductions/Security Interests.
            (i) Global shall establish a deposit account (the "Reserve Account") to secure the performance of ISO hereunder. The Reserve Account shall be funded in the following manner: ISO shall fund the Reserve Account in the amount of $30,000 upon execution of this Agreement. In addition, at such time that ISO's gross monthly bankcard volume processed hereunder equals or exceeds $60,000,000, then, commencing in the month that the referenced volume is met and each month thereafter, Global shall debit from the Compensation payable to ISO hereunder and deposit into the Reserve Account that amount necessary to maintain the Reserve Account in an amount which is equal to $30,000 plus five (5) basis points of the gross dollar volume of the aggregate Merchant transactions processed during the two (2) months preceding the date of the monthly debit. The formula set forth in this section for calculation of the Reserve Account will be reviewed by Global at the end of each six (6) month period during the term of the Agreement, and Global may modify the formula for calculating the Reserve Account after each such review as it deems necessary to insure that the Reserve Account is proportionate to the then current measure of credit losses, chargebacks and related expenses hereunder. Global will provide ISO with notice of modifications to the Reserve Account formula which shall be effective for the next subsequent six (6) month period of the Agreement.

            (ii) Promptly after each debit by Global for Reserve Account purposes, but not later than seven (7) days after the date of such debit, Global shall submit to ISO a statement detailing the computations


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            used to determine the amount debited for Reserve Account purposes for the subject month, and stating the then current balance of the Reserve Account.

            (iii) ISO hereby grants to Global and member bank a security interest in the Reserve Account and in all of its rights, title and interest in the Compensation amounts due to ISO and hereby authorizes Global to deduct from the Reserve Account and the Compensation any amounts due to Global or the member bank from ISO hereunder. ISO will not grant to any third party a security interest in the Reserve Account or in its rights, title and interest in the Compensation, nor will it pledge, assign, or permit any lien to attach to the Reserve Account or to its rights, title and interest in the Compensation. ISO agrees to execute any documents and to take any other actions as requested by Global to perfect the security interests granted herein. Global shall refund to ISO any Reserve Account balance which exists on the date which is one hundred and eighty (180) days after the effective date of the termination of this Agreement.

      4. Personal Guaranty. In addition to the foregoing, a principal of ISO or other third party-acceptable to Global shall execute the personal guaranty attached hereto as Appendix C thereby guaranty the performance of the ISO hereunder.

      5. Merchant Enrollment and Accounting Data. Global will provide Merchant accounting services through a vendor of its choice. Global will designate an account representative to ISO to assist them with questions, account changes, deletions, etc. ISO shall be responsible to enter the Merchant data into and to maintain such data in the master file. ISO shall be responsible for and shall indemnify Global with regard to any liability arising from ISO's failure to properly maintain the Merchant data in the master file. If ISO requests additional reports, microfiche, or customized requirements, Global shall use reasonable efforts to accommodate such requests upon mutually agreeable pricing.

      6. Customer Service. ISO will provide POS terminal deployment and support. ISO will provide other primary Merchant customer services, including services related to Merchant deposit inquiries and Merchant disputes. Global will provide services related to chargebacks and retrievals as set forth in Section 3 above. Financial adjustments must be provided to Global for posting to Merchant accounts. Any notifications regarding processing terms, pricing, or issues provided to the Merchants by ISO applicable to services provided by Global or contemplated hereunder must be reviewed and approved by Global in advance of distribution of such notifications.


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C.    MERCHANT RETENTION

      ISO agrees not to directly, knowingly, or actively solicit any merchant business currently processing or utilizing Global's services; provided, however, that the foregoing restriction shall not apply in the event ISO discovers for the first time that Global is processing for a merchant during the course of ISO's actual and inadvertent solicitation. The individuals signing this Agreement at the end do so bind themselves as ISO and personally to the provisions of this Section C.

D.    COMPENSATION

      Global agrees to pay or cause its successors or assigns to pay ISO as full consideration and compensation for all of ISO's duties and obligations hereunder, the fees set forth in Appendix A, payable on the 15th day of the month following the month during which they are earned (the "Compensation"). Global shall have the right to change any fees or charges on Appendix A upon sixty (60) days written notice to ISO unless such changes are the result of pass-throughs in which event Global shall provide ISO with sixty (60) days written notice or such lesser notice as reasonably practicable under the circumstances. Notwithstanding the foregoing, in the event that any increase in the fees and charges on Appendix A (excluding increases for pass-throughs) exceeds five (5%) percent of the then current fees and charges, ISO may terminate this Agreement upon sixty (60) days written notice to Global, unless Global agrees to reduce the increase so that it is equal to or less than the five (5%) percent measure. In any event, ISO shall have the right to direct Global to pass through to the Merchants such increase so that the Compensation paid to ISO shall be equal to that received prior to the change. This Section shall survive termination of this Agreement for as long as Global or its successors and assigns continually processes for such Merchant and ISO continues to comply with Sections B, C, E, F, G, H, and I of this Agreement.

      ISO agrees to pay to Global all card association and network organization registration, association, and other fees incurred as a result of this Agreement or the processing contemplated hereunder.

E.    PRICING

      ISO shall provide to Global, concurrently with the execution hereof, a full and complete schedule of all fees and charges, including equipment sales or lease charges, assessed or charged by ISO to any merchant who makes application for a merchant agreement with Global. ISO agrees not to alter, change or amend any fee or charge reflected on this ISO schedule on file with Global without notifying Global and further agrees that no charges shall be made or


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      assessed against any merchant applicant in excess of the charges reflected on the ISO schedule.

F.    MERCHANT AGREEMENTS

      1. Merchant Notification. ISO must provide Global with copies of notifications affecting processing, pricing and issues thirty (30) days prior to receipt of such notification by Merchants if such notification relates to services provided by Global or its affiliates hereunder.

      2. Right To Terminate Merchant Agreements. Global shall have the right, in its sole discretion, to terminate, suspend or otherwise close any Merchant. Global will use its best judgment to determine the method used to close a Merchant, with the understanding by both parties that continuing to process for an account (while suspending payment) may occasionally be more prudent than immediate termination of services. Global agrees to notify ISO of such terminations, suspensions or closures within five (5) business days of the end of the month during which these events occur.

      3. Other products and services. Except as otherwise set forth in Section C hereunder or otherwise under this Agreement, Global recognizes ISO's rights to solicit and service other products and services to Merchants, including, but not limited to, equipment leasing services.

      4. Assignment of Merchant Agreements. Notwithstanding the solicitation restrictions set forth in Section C above, subject to Global's rights under Section 0.2 below, and assuming ISO's full compliance with all of the terms of this Agreement, at any time during the term of this Agreement, ISO may instruct Global upon written notice, and Global hereby agrees, to assign all of its rights and obligations in all or an identified segment of the Merchant Agreements to another transaction processor designated by ISO, and will coordinate with the member bank for the purpose of requesting its assignment of its rights and obligations under the subject Merchant Agreements to another member bank designated by ISO, conditioned upon the execution of novation(s) by all interested parties to effect a full and final release of Global and the member bank from each assigned Merchant Agreement, such novation(s) and release(s) to become effective on the effective date of the assignments, and subject to any other requirements of the member bank. In the event of an assignment of the Merchant Agreements as set forth above during the initial term of the Agreement, ISO shall pay to Global a fee (the "Exit Fee") equal to the product of (a) Global's average monthly revenue received hereunder (such monthly average not to be less than eighty (80%) percent of the highest monthly revenue received during the twelve (12)


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            month period, or such lesser number of months that the Agreement has been in effect, immediately preceding the date of the written notice described above) and (b) fifteen (15), which product shall equal the Exit Fee, which Exit Fee shall be payable to Global by ISO prior to its assignment of its rights and obligations under the Merchant Agreements. Any and all reasonable costs of Global and the member bank associated with the assignment of the Merchant Agreements shall be paid by ISO and/or reimbursed to Global and the member bank by ISO within thirty (30) days of the date of Global's invoice for reimbursement of such costs.

G.    CONFIDENTIALITY

      The parties agree that the terms of this Agreement, as well as all information of a business nature relating to the business operations of the parties and customer information, which are disclosed in connection with this agreement are confidential. The parties shall not, without the express prior written consent of the other party, use (except as contemplated by this Agreement) disclose or permit access to any such confidential information during the term of this Agreement or for a period of two (2) years thereafter. Each party agrees to cause its employees and agents to take such action as shall be reasonably necessary to preserve and protect the confidentiality of such information.

      The obligations imposed upon either party herein shall not apply to information:

      1. which becomes available to the public through no wrongful act of the receiving party; or

      2.    which may be published prior to the date hereof, of

      3. which is already in the possession of the receiving party and not subject to an existing agreement of confidence between the parties; or

      4. which is received from a third party without restriction and without breach of this Agreement or any other agreement of confidence; or

      5. which is independently developed by the receiving party (without use of information provided hereunder); or

      6. which is disclosed pursuant to a requirement or request of a government agency or a court of competent jurisdiction.


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H.    AUDIT AND EXCHANGE OF INFORMATION

      Upon seven days notice, ISO agrees to furnish Global such financial statements and information concerning ISO, its principals, partners, proprietors, or its affiliates as Global may from time to time reasonably request. Global, or its duly authorized representatives, shall have the right to review the books, records, and operations of ISO upon request during normal business hours. ISO and each of the parties whose signatures appear below authorizes Global to order a consumer credit report or any other background report of ISO, such individuals, or any officer, shareholder, managing agent, principal, partner, proprietor, or affiliate of ISO. Subsequent reports may be ordered in connection with updating, renewing, or continuing this Agreement. Upon the written request of any individual who is the subject of a consumer credit report, Global will provide the name and address of the consumer credit reporting agency furnishing such report.

I.    NAME AND TRADEMARKS

      ISO acknowledges the proprietary interest of Global Payments Inc. in and to all trademarks, logos and trade names and any goodwill attaching thereto. ISO further agrees not to use the name, logo, or marks of Global Payments Inc., Global Payments Direct, Inc., Global Direct, Global, National Data Payment Systems, Inc., NDPS, CNET Card Acceptance Services, CNET, National Data Corporation, NDC, Pulse, CASH STATION, American Express, HONOR, YANKEE 24, NYCE, MAC, MOST, STAR/EXPLORE, Interlink, Maestro, Diners Club, Discover, or JCB except as approved by Global and acknowledges no rights in these names, logos and marks by virtue of this use. Nothing herein shall affect any rights ISO may have with respect to any such trademarks, logos, and tradenames under any other agreement.

      The use of the name, logo, or marks of National Data Payment Systems, Inc. or Global Payments Direct, Inc. may be utilized only when expressly agreed to in writing by Global and only under the specifics stated in the written agreement. Global must approve any reproduction of its name, logo, or marks in writing.

J.    TERM AND TERMINATION

      This Agreement shall have an initial term of three (3) years from the date both parties execute this Agreement and shall thereafter automatically renew for successive twelve (12) month periods. Either party may terminate this Agreement by notifying the other party in writing at least sixty (60) days prior to the expiration of the initial or any renewal term.

      If either party defaults in the performance of any obligation under this Agreement (which shall not include a breach of the performance standards)


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      and fails to remedy such default within thirty (30) calendar days after receipt of written notice of the default, the other party may terminate this Agreement upon written notice.

K.    NOTICES

      Any notices permitted or required hereunder shall be deemed given when deposited in the United States mail with postage prepaid and addressed as follows:

            If to Global:       Global Payments Direct, Inc.
                                Four Corporate Square
                                Atlanta, GA 30329-2009
                                Attention: Corporate Secretary

            If to ISO:          Online Data Corp.
                                2 Westbrook Corporate Center, Suite 200
                                Westchester, Illinois 60154
                                Attention: John Rante

L.    INDEMNITY AND LIMITATION OF LIABILITY

      ISO agrees to defend, indemnify and hold Global, its parent, affiliates, employees, officers and directors harmless from any claims, actions, threatened actions, or legal proceeding arising from ISO's negligence or breach of any obligation under this Agreement, and against any and all expenses including judgments, fines, amounts paid in settlement, and any losses or damages resulting therefrom. This indemnification includes attorneys' fees and expenses and shall survive termination of this Agreement.

      Global agrees to defend, indemnify and hold ISO harmless from any claims, actions, threatened actions, or legal proceeding arising from Global's negligence or breach of any obligation under this Agreement, and against any and all expenses including judgments, fines, amounts paid in settlement, and any losses or damages resulting therefrom. This indemnification includes attorneys' fees and expenses and shall survive termination of this Agreement.

      Except for a breach of Section C, G or 1, in no event shall either party be liable to the other party for any special, consequential, or indirect damages in connection with this Agreement.

M.    FORCE MAJEURE

      Neither party shall be liable for failure to fulfill its obligations under this Agreement if such failure is due to any cause or condition beyond such party's reasonable control, such as: natural disaster, acts of God, strikes, fire, floods,


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      war, riot, electrical power failure, decrees of government bodies or communications failure.

N.    GOVERNING LAW

      This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Georgia, without regard to its conflicts of law provisions. If any provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

O.    GENERAL PROVISIONS

      (1) This Agreement contains the full understanding of the parties with respect to the subject matter hereof, and no waiver, alteration or modification of any of the provisions hereof shall be binding unless in writing and signed by both parties. Failure to enforce any provision of this Agreement shall not constitute a waiver of provision by the party failing to enforce.

      (2) Neither party to this Agreement may assign its rights or obligations under this Agreement without the express prior written consent of the other party, such consent not be unreasonably withheld or delayed, except that the obligations of either party under this Agreement may be provided or fulfilled by any parent, subsidiary, affiliate, successor corporation or subcontractor of such party so long as such party assumes full responsibility for such obligations.

            In the event ISO decides to assign any rights it may have hereunder in connection with the Merchant Agreements or to exercise its rights under Section F.4, Global shall have a right of first refusal and an opportunity to match any offer in connection therewith.

      (3) Each party represents that the individual executing this Agreement on its behalf has the requisite power and authority to do so and that this Agreement constitutes a valid and binding obligation.

      (4) Each party agrees to comply with all applicable federal, state, and local laws, regulations, ordinances and codes, including those related to payment of income and Social Security taxes, and those relating to equal opportunity and nondiscrimination in employment.

      (5) If any part of this Agreement is held invalid, such invalidity shall not affect the remainder of the Agreement which shall be interpreted according to its original intent.


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      (6)   Nothing herein contained shall be construed as constituting a partnership, joint venture, or agency between Global and ISO. Nothing in this Agreement shall give either ISO or Global authority, whether express or implied, to create any duty or obligation on behalf of the other. ISO has no authority to accept any business on behalf of Global. Business referred by ISO shall be considered an offer from a prospective customer, subject to Global's acceptance or rejection. ISO agrees not to represent itself as an affiliate, agent or employee of, or partner, joint venturer, co-principal or co-employer with Global, or any of Global's affiliates or parent corporation by reason of this Agreement.

      (7) Each party agrees to become and remain at all times during the term hereof a registered Member Service Provider and Independent Sales Organization, as applicable, with Visa and MasterCard in accordance with, and if required by, applicable regulations as the same may be in effect from time to time.

      (8) ISO agrees to immediately notify Global in writing of any change in the identity of its principal owners or officers.

      (9) Each party agrees to fully comply with all existing and future rules and operating regulations issued by MasterCard or Visa applicable to merchant accounts or agreements, the use of cards or the transactions contemplated by this Agreement, all of which rules and operating regulations are expressly incorporated herein. Each party further agrees to fully comply with all rules and regulations of any other card association, network organization, or any other entity which governs any processing service provided to a Merchant hereunder, of whatever nature.

      (10) All paragraph headings contained herein are for descriptive purposes only and the language of such paragraph shall control.

      (11) The parties each agree to use commercially reasonable efforts to comply with the applicable performance standards set forth in Appendix B hereto.

Global Payments Direct, Inc.                Online Data Corp.

By:                                         By:    /s/ John Rante
   ---------------------------------               ----------------------------
Name:                                       Name:  John Rante
   ---------------------------------               ----------------------------
Title:                                      Title: President, CEO
   ---------------------------------               ----------------------------
Date:                                       Date:  4/27/02
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